Exhibit 10.22

OSHKOSH CORPORATION

(a Wisconsin corporation)

2024 Incentive Stock and Awards Plan

Restricted Stock Unit Award Agreement (Retirement Vesting)

«Name»

«Participant ID»

Oshkosh Corporation (the “Company”) and you hereby agree as follows:

You have been granted an award of Restricted Stock Units under the Oshkosh Corporation 2024 Incentive Stock and Awards Plan, as amended (the “Plan”), with the following terms and conditions:

Grant Date: «Date»

Number of Restricted Stock Units: «Number»

Vesting Schedule: The Restricted Stock Units vest over three (3) years, with one-third (1/3) of your total Restricted Stock Units vesting on each of the first three anniversaries of the Grant Date (each such anniversary, an “Anniversary Date”). You will forfeit any Restricted Stock Units that are not vested as of the date of your separation from service with the Company and its Affiliates for any reason other than Retirement, death or Disability. Any Restricted Stock Units that are not vested will become fully vested on the date of your separation from service as a result of Retirement on or after the first anniversary of the Grant Date, death or Disability or, to the extent provided in the Plan, upon a Change in Control. If your separation from service as a result of Retirement occurs prior to the first anniversary of the Grant Date, then a pro-rata portion of the Restricted Stock Units will vest on the date of such separation from service, and all remaining Restricted Stock Units will be forfeited. Notwithstanding the foregoing, if, on the date of your separation from service as a result of Retirement, death or Disability, your employment could have been terminated for Cause, all of your Restricted Stock Units will be forfeited as of such date. For purposes of the foregoing, a “pro-rata portion” will mean the product of (x) the total number of Restricted Stock Units subject to this award and (y) a fraction, the numerator of which is the number of days that have elapsed from the Grant Date through the date of your date of separation from service, and the denominator of which is 365.

Settlement of Restricted Stock Units: On the first Anniversary Date, the Company will settle one-third (1/3) of your total Restricted Stock Units (for the avoidance of doubt, excluding Restricted Stock Units that have been forfeited) by delivering a number of Shares equal to that number of Restricted Stock Units. On the second Anniversary Date, the Company will settle one-half (1/2) of your total remaining Restricted Stock Units in the same manner. On the third Anniversary Date, the Company will settle all of your remaining Restricted Stock Units in the same manner. However, if (1) a Change in Control that constitutes a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company (in each case within the meaning of Code Section 409A) or (2) your death or your Disability that also constitutes a “disability” within the meaning of Code Section 409A occurs prior to the settlement of all of the Restricted Stock Units subject to this award, then all vested Restricted Stock Units that have not previously been settled will be settled with one Share per Restricted Stock Unit immediately upon or as soon as reasonably practicable following such Change in Control, death or Disability except that following a Change in Control such vested Restricted Stock Units will be settled by payment of an amount of cash equal to the Change in Control Price of the number of Shares to which such Restricted Stock Units relate. To the extent the Plan provides for a right, exercisable by written notice to the Company within 60 days after a Change in Control, to receive an amount of cash in exchange for the cancellation or surrender of the Restricted Stock Units, by accepting the Award, you shall be deemed irrevocably to have exercised such right to the extent applicable.

Change in Control: Notwithstanding the foregoing, to the extent permitted without noncompliance with Code Section 409A, no acceleration of vesting, issuance of shares or other payment shall occur upon a Change in Control to the extent the Committee reasonably determines in good faith prior to the occurrence of the Change in Control that the Award shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted award hereinafter called an "Alternative Award"), by your employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must satisfy the conditions set forth in Section 17(d) of the Plan.

Restrictions on Transferability: You may not sell, transfer, assign or otherwise alienate or hypothecate any of your Restricted Stock Units other than to the extent permitted by the Plan or this Award Agreement. Any attempted sale, transfer, assignment or other alienation or hypothecation other than as permitted by the Plan or this Award Agreement will be null and void.

Rights as Shareholder: You will not be deemed for any purposes to be a shareholder (including voting and entitlement to dividends) of the Company with respect to any of the Restricted Stock Units.

Dividend Equivalents: If the Company declares a cash dividend on the Stock for which the record date is on or after the Grant Date and prior to the settlement or forfeiture of all of your Restricted Stock Units, then you will be credited with an additional number of Restricted Stock Units on the payment date equal to (a) the amount of the cash dividend that would be payable with respect to a number of Shares equal to the number of your Restricted Stock Units that had not been settled or forfeited as of the record date divided by (b) the Fair Market Value of a Share on the payment date. The additional Restricted Stock Units you receive will be subject to the same terms and conditions, and will be settled with Shares at the same time, as the Restricted Stock Units with respect to which the dividend equivalents were credited.

Tax Withholding: To the extent that the receipt, vesting or settlement of the Restricted Stock Units, or the occurrence of another event relating to the Restricted Stock Units, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company (or its agent) at the time the Company is obligated to withhold taxes in connection with such receipt, vesting, settlement or other event, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you, including any Shares or other amounts payable with respect to the Restricted Stock Units, an amount sufficient to satisfy its withholding obligations. You may satisfy the withholding requirement, in whole or in part, by electing to surrender to the Company that number of vesting Restricted Stock Units and/or by electing to deliver to the Company (or its agent) Shares that you own having an aggregate Fair Market Value on the date the tax is to be withheld (assuming for this purpose that each Restricted Stock Unit has a Fair Market Value equal to the value of a Share) equal to the minimum statutory total tax that the Company must withhold in connection with the receipt, vesting or settlement of the Restricted Stock Units or other event, as applicable. Your election must be irrevocable and submitted in compliance with Company instructions before the applicable vesting date or date of such other event.

Plan Governs: The Restricted Stock Units are granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your award of Restricted Stock Units and definitions of capitalized terms used and not defined in this Award Agreement can be found in the Plan, a copy of which is available on request.

Amendments; Binding Nature; Elections: This Award Agreement may be amended only with the consent of both you and the Company, unless the amendment is not to your detriment or the Plan permits such amendment without your consent. The failure of the Company to enforce any provision of this Award Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof. This Award Agreement shall be binding upon and inure to the benefit of you and your heirs and personal representatives and the Company and its successors and legal representatives. In each case, instructions, directions or elections in connection with this Award shall be in a form acceptable to the Company.

Committee Interpretation Binding; Counterparts: As a condition to the grant of the Restricted Stock Units, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Award Agreement and the Plan shall be subject to interpretation by the Committee, and that any interpretation by the Committee of the terms of this Award Agreement or the Plan, and any determination made by the Committee pursuant to this Award Agreement or the Plan, shall be final, binding and conclusive. You will have the status of a general creditor of the Company with respect to any vested portion of the Award. This Award Agreement may be executed in counterparts.

BY SIGNING BELOW AND AGREEING TO THIS AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ THIS AWARD AGREEMENT AND THE PLAN.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed, and you have executed this Award Agreement by accepting the Award Agreement electronically online through the Company’s stock plan administrator, all as of the Grant Date.

OSHKOSH CORPORATION

By: ____________________________

[Name]

Accepted:

____________________________

[Name]